Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 9, 2021, relating to the combined financial statements of YY Live, which appears in Baidu, Inc.’s Current Report on Form 6-K dated March 9, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

March 9, 2021